Exhibit 99.1

Press Release
For Immediate Release
August 6, 2009
Brooks Automation Reports THIRD Quarter Financial Results
Chelmsford, Massachusetts August 6, 2009 — Brooks Automation, Inc. (Nasdaq: BRKS) announced financial results for the Company’s third quarter of fiscal year 2009 ended on June 30, 2009.
Revenues for the third quarter of 2009 were $43.9 million, compared to revenues of $124.0 million in the third quarter of 2008, a decrease of 64.6%. Sequentially, revenues grew 17.6% from second quarter revenues of $37.3 million.
Net loss for the third quarter of fiscal 2009 amounted to $25.7 million, or $0.41 per diluted share. Excluding special charges totaling $2.7 million, the non-GAAP net loss for the third quarter of fiscal 2009 was $23.0 million, or $0.37 per diluted share. The special charges taken during the quarter were $2.3 million of restructuring charges, primarily for severance and $0.4 million of asset impairments associated with closing one of the company’s facilities.
The fiscal 2009 third quarter results compare with a net loss from continuing operations of $10.3 million, or $0.17 per diluted share in the third quarter of the prior year. Sequentially, the net loss was $152.5 million or $2.43 per diluted share in the second quarter of 2009. Excluding special charges, the net loss from continuing operations for the third quarter of the prior year was $7.8 million, or $0.12 per diluted share. Sequentially, the net loss for the second quarter excluding special charges, was $36.2 million or $0.58 per diluted share. Special charges are identified in the tables to this release.
Adjusted Earnings (Loss) before Interest, Tax, Depreciation and Amortization for the third quarter of fiscal 2009 was ($17.2) million, which compared to $1.8 million in the prior year period and ($26.7) million in the second quarter of fiscal 2009. Effective working capital management and reduced levels of losses reduced the sequential use of cash for operations to $16.0 million during the quarter. The Company closed the quarter with $114.4 million of cash and marketable securities.
Revenues for the nine months ended June 30, 2009 were $154.6 million, a 63.1% decrease from the prior period revenues of $419.5 million. The loss from continuing operations for the current fiscal nine month period was $213.4 million, as compared to the prior year’s net loss of $20.4 million. Excluding special charges of $124.4 million in the current fiscal year and $8.6 million in the prior year, the loss from continuing operations before special charges was $89.0 million or $1.42 per share and $11.8 million or $0.18 per share, respectively. Special charges are identified in the tables to this release.
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Brooks Automation, Inc. w15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

Brooks Automation Reports third Quarter Financial Results...................page two
Commenting on recent activities, Robert J. Lepofsky, President and Chief Executive Officer of Brooks stated, “We have experienced accelerating revenue growth as the quarter progressed which, combined with the benefits of our restructuring activities, narrowed the losses during the quarter. We see continuing momentum, particularly for our semiconductor business, and our internal plans are for sequential revenue growth of at least 25% in the September ending quarter. In addition, our use of cash continues to substantially diminish as we maintain our focus on working capital management programs and we move beyond the use of cash for restructuring and IT investments. We are delivering the expected high drop-thru on every incremental dollar of revenue as projected in our business model which will accelerate our return to profitability. The recovery in the semiconductor capital equipment industry is progressing and Brooks’ leadership position as a strategic extension of our customer’s engineering, manufacturing and product support capabilities is clearly strengthening. With increasing revenues, important design-in wins, the improving utilization rates of existing wafer fabs driving our Global Customer Operations business, and the expected returns from our product development initiatives across multiple market sectors, we believe Brooks will emerge from the current business downturn very well positioned to deliver excellent returns to our shareholders.”
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows attached to this release.
Brooks management will webcast its June quarter earnings conference call on Thursday, August 6, 2009 at 4:30 p.m. Eastern Time to discuss the attached quarterly results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.
Analysts, investors and members of the media can access the live broadcast available on Brooks’ website at www.brooks.com. The call will be archived on this website for convenient on-demand replay until Brooks reports fiscal 2009 fourth quarter results in mid-November, 2009.
# # #
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. The company’s advanced offerings in hardware and services are critical to customers where equipment productivity and availability are essential for successful manufacturing. Brooks’ products and global services are used in virtually every fab in the world as well as in a number of diverse industries outside semiconductor manufacturing. For more information see www.brooks.com or email co.csr@brooks.com.
Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

Brooks Automation Reports Third Quarter Financial Results..................page three
“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our profit and loss and cash flow expectations and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; intense price competition; disputes concerning intellectual property; expenses associated with legal disputes and litigation, continuing uncertainties in global political and economic conditions, the impact of global health concerns, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:
Barbara Culhane
Corporate Marketing Manager
Brooks Automation, Inc.
978-262-2400
www.brooks.com
Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended		Nine months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues
Product	$31,510	$105,774	$116,479	$367,157
Services	12,366	18,242	38,142	52,339

Total revenues	43,876	124,016	154,621	419,496

Cost of revenues
Product	29,301	78,308	115,078	266,798
Services	10,617	16,851	36,477	48,953
Impairment of long-lived assets	408	—	20,924	—

Total cost of revenues	40,326	95,159	172,479	315,751

Gross profit (loss)	3,550	28,857	(17,858)	103,745

Operating expenses
Research and development	7,549	10,270	24,492	34,255
Selling, general and administrative	19,559	25,636	72,400	84,635
Impairment of goodwill	—	—	71,800	—
Impairment of long-lived assets	—	—	14,588	—
Restructuring charges	2,327	2,571	12,293	5,677

Total operating expenses	29,435	38,477	195,573	124,567

Operating loss from continuing operations	(25,855)	(9,620)	(213,431)	(20,822)
Interest income	536	1,237	2,079	6,252
Interest expense	60	93	258	536
Loss on investment	—	—	1,185	2,931
Other (income) expense, net	(114)	1,244	35	426

Loss from continuing operations before income taxes and minority interests	(25,295)	(9,720)	(212,830)	(18,463)
Income tax provision	148	843	728	2,398

Loss from continuing operations before minority interests	(25,443)	(10,563)	(213,558)	(20,861)
Minority interests in income of consolidated subsidiaries	240	(13)	63	(5)
Equity in earnings of joint ventures	(59)	224	253	447

Loss from continuing operations	(25,742)	(10,326)	(213,368)	(20,409)
Gain on sale of discontinued operations, net of income taxes	—	—	—	371

Income from discontinued operations, net of income taxes	—	—	—	371

Net loss	$(25,742)	$(10,326)	$(213,368)	$(20,038)

Basic loss per share from continuing operations	$(0.41)	$(0.17)	$(3.40)	$(0.31)
Basic income per share from discontinued operations	—	—	—	0.01

Basic net loss per share	$(0.41)	$(0.17)	$(3.40)	$(0.31)

Diluted loss per share from continuing operations	$(0.41)	$(0.17)	$(3.40)	$(0.31)
Diluted income per share from discontinued operations	—	—	—	0.01

Diluted net loss per share	$(0.41)	$(0.17)	$(3.40)	$(0.31)

Shares used in computing income (loss) per share
Basic	63,011	62,483	62,835	65,196
Diluted	63,011	62,483	62,835	65,196
Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	June 30,	September 30,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$52,936	$110,269
Marketable securities	35,313	33,077
Accounts receivable, net	28,108	66,844
Insurance receivable for litigation	343	8,772
Inventories, net	91,404	105,901
Prepaid expenses and other current assets	9,149	13,783

Total current assets	217,253	338,646
Property, plant and equipment, net	78,393	81,604
Long-term marketable securities	26,159	33,935
Goodwill	48,138	119,979
Intangible assets, net	14,909	58,452
Equity investment in joint ventures	28,730	26,309
Other assets	3,502	4,713

Total assets	$417,084	$663,638

Liabilities, minority interests and stockholders’ equity
Current liabilities
Accounts payable	$15,700	$37,248
Deferred revenue	2,884	3,553
Accrued warranty and retrofit costs	5,621	8,174
Accrued compensation and benefits	13,071	18,174
Accrued restructuring costs	8,030	7,167
Accrued income taxes payable	2,702	3,151
Accrual for litigation settlement	—	7,750
Accrued expenses and other current liabilities	14,063	17,634

Total current liabilities	62,071	102,851
Accrued long-term restructuring	2,707	5,496
Income taxes payable	10,649	10,649
Long-term pension liability	6,243	—
Other long-term liabilities	2,699	2,238

Total liabilities	84,369	121,234

Contingencies Minority interests	471	409

Stockholders’ equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 77,740,154 shares issued and 64,278,285 shares outstanding at June 30, 2009, 77,044,737 shares issued and 63,582,868 shares outstanding at September 30, 2008	777	770
Additional paid-in capital	1,794,287	1,788,891
Accumulated other comprehensive income	16,277	18,063
Treasury stock at cost, 13,461,869 shares at June 30, 2009 and September 30, 2008	(200,956)	(200,956)
Accumulated deficit	(1,278,141)	(1,064,773)

Total stockholders’ equity	332,244	541,995

Total liabilities, minority interests and stockholders’ equity	$417,084	$663,638

Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Nine months ended
	June 30,
	2009	2008
Cash flows from operating activities
Net loss	$(213,368)	$(20,038)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	20,841	25,867
Impairment of goodwill	71,800	—
Impairment of long-lived assets	35,512	—
Stock-based compensation	5,007	5,612
Amortization of discount on marketable securities	70	(782)
Undistributed earnings of joint ventures	(253)	(447)
Minority interests	63	(5)
(Gain) loss on disposal of long-lived assets	(12)	925
Loss on investment	1,185	2,931
Gain on sale of software division, net	—	(371)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	38,432	32,220
Inventories	14,324	(5,138)
Prepaid expenses and other current assets	5,199	2,469
Accounts payable	(21,533)	(18,344)
Deferred revenue	(658)	(1,578)
Accrued warranty and retrofit costs	(2,558)	(2,454)
Accrued compensation and benefits	(4,313)	(6,906)
Accrued restructuring costs	(1,902)	(1,356)
Accrued expenses and other current liabilities	(757)	(5,974)

Net cash provided by (used in) operating activities	(52,921)	6,631

Cash flows from investing activities
Purchases of property, plant and equipment	(10,843)	(17,235)
Purchases of marketable securities	(53,316)	(137,156)
Sale/maturity of marketable securities	58,903	174,973
Proceeds from sale of software division	—	1,500
Proceeds from the sale of long-lived assets	1,093	—
Purchases of intangible assets	(38)	(75)

Net cash provided by (used in) investing activities	(4,201)	22,007

Cash flows from financing activities
Treasury stock purchases	—	(90,194)
Proceeds from issuance of common stock, net of issuance costs	675	1,473

Net cash provided by (used in) financing activities	675	(88,721)

Effects of exchange rate changes on cash and cash equivalents	(886)	1,813

Net decrease in cash and cash equivalents	(57,333)	(58,270)
Cash and cash equivalents, beginning of period	110,269	168,232

Cash and cash equivalents, end of period	$52,936	$109,962

Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

BROOKS AUTOMATION, INC.
Supplemental Information
(In thousands, except per share data)
(unaudited)
Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.
The press release includes financial measures which exclude the effects of charges associated with our non-cash impairment charges, restructuring programs and gains or losses on investments. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks’ day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from continuing operations is presented below:
Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.

	Quarter ended
	June 30, 2009		March 31, 2009		June 30, 2008
	$	per share	$	per share	$	per share
Loss from continuing operations	$(25,742)	$(0.41)	$(152,543)	$(2.43)	$(10,326)	$(0.17)

Impairment charges — cost of revenues	408	0.01	20,516	0.33	—	—
Impairment charges — operating expense	—	—	86,388	1.37	—	—
Restructuring charges	2,327	0.04	5,861	0.09	2,571	0.04
Restructuring related inventory charges	—	—	3,612	0.06	—	—
Loss on investment	—	—	—	—	—	—

Adjusted loss from continuing operations	$(23,007)	$(0.37)	$(36,166)	$(0.58)	$(7,755)	$(0.12)

	Nine months ended
	June 30, 2009		June 30, 2008
	$	per share	$	per share
Loss from continuing operations	$(213,368)	$(3.40)	$(20,409)	$(0.31)

Impairment charges — cost of revenues	20,924	0.33	—	—
Impairment charges — operating expense	86,388	1.37	—	—
Restructuring charges	12,293	0.20	5,677	0.09
Restructuring related inventory charges	3,612	0.06	—	—
Loss on investment	1,185	0.02	2,931	0.04

Adjusted loss from continuing operations	$(88,966)	$(1.42)	$(11,801)	$(0.18)

	Quarter ended			Nine months ended
	June 30,	Mar 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Loss from continuing operations	$(25,742)	$(152,543)	$(10,326)	(213,368)	(20,409)

Less: Interest income	(536)	(646)	(1,237)	(2,079)	(6,252)
Add: Interest expense	60	72	93	258	536
Add: Income tax provision (benefit)	148	189	843	728	2,398
Add: Depreciation	3,679	3,620	4,718	11,455	13,616
Add: Amortization of completed technology	457	2,331	2,331	5,119	6,993
Add; Amortization of acquired intangible assets	381	1,993	1,786	4,267	5,258
Add: Stock compensation expense	1,613	1,870	1,069	5,007	5,612
Add: Restructuring related inventory charges	—	3,612	—	3,612	—
Add: Impairment charges — cost of revenues	408	20,516	—	20,924	—
Add: Impairment charges — operating expense	—	86,388	—	86,388	—
Add: Restructuring charges	2,327	5,861	2,571	12,293	5,677
Add: Loss on investment	—	—	—	1,185	2,931

Adjusted EBITDA	$(17,205)	$(26,737)	$1,848	$(64,211)	$16,360

Brooks Automation, Inc. w 15 Elizabeth Drive w Chelmsford, Massachusetts 01824 w (978)262-2400 w www.brooks.com.